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                                                              EXHIBIT 10.17(H)

                             EIGHTH AMENDMENT TO
                               HFS INCORPORATED
                 AMENDED AND RESTATED 1993 STOCK OPTION PLAN

                             AMENDED AND RESTATED
                             AS OF JUNE 14, 1994

                      FURTHER AMENDED AS OF MAY 5, 1995
                    FURTHER AMENDED AS OF JANUARY 22, 1995
                      FURTHER AMENDED AS OF MAY 20, 1996
                     FURTHER AMENDED AS OF JULY 24, 1996
                   FURTHER AMENDED AS OF SEPTEMBER 24, 1996
                     FURTHER AMENDED AS OF APRIL 30, 1997
                      FURTHER AMENDED AS OF MAY 27, 1997

   The HFS Incorporated Amended and Restated 1993 Stock Option Plan (the "Restated Plan") is hereby further amended as follows:

   1. Section 2(e) of the Restated Plan is hereby amended and restated in its entirety to read as follows:

     "(e) 'Change of Control Transaction' means any transaction or series of transactions pursuant to or as a result of which (i) during any period of not more than 24 months, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a third party who has entered into an agreement to effect a transaction described in clause (ii), (iii) or (iv) of this paragraph (e)) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (other than approval given in connection with an actual or threatened proxy or election contest), cease for any reason to constitute at least a majority of the members of the Board, (ii) beneficial ownership of 50% or more of the Shares (or other securities having generally the right to vote for election of the Board) of the Company shall be sold, assigned or otherwise transferred, directly or indirectly, other than pursuant to a public offering, to a third party, whether by sale or issuance of Shares or other securities or otherwise, (iii) the Company or any Subsidiary shall sell, assign or otherwise transfer, directly or indirectly, assets (including stock or other securities of Subsidiaries) having a fair market or book value or earning power of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any third party, other than the Company or a wholly-owned Subsidiary thereof, or (iv) control of 50% or more of the business of the Company shall be sold, assigned or otherwise transferred directly or indirectly to any third party. Notwithstanding the foregoing, for any option granted pursuant to this Plan on or after May 27, 1997, a Change of Control Transaction shall not include the transaction contemplated by the Agreement and Plan of Merger dated as of May 27, 1997 by and between CUC International, Inc. and the Company."

   2. Ratification. Except as expressly set forth in this Eighth Amendment to the Restated Plan, the Restated Plan is hereby ratified and confirmed without modification.

   3. Effective Date. The effective date of this Eighth Amendment to the Restated Plan shall be May 27, 1997.